Exhibit 10.4

JERNIGAN CAPITAL, INC.

SECOND AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Jernigan Capital, Inc., a Maryland corporation (the “Company”), hereby grants shares of its common stock, $0.01 par value per share (“Common Stock”), to the Grantee named below, subject to the vesting and other conditions set forth below. Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, this “Agreement”) and in the Company’s  Second Amended and Restated 2015 Equity Incentive Plan (as amended from time to time, the “Plan”). Capitalized terms used but not defined herein shall have the meanings given them in the Plan.

Name of Grantee:

Number of Restricted Shares of Common Stock  (“Shares”):

Grant Date:

Vesting Schedule: Subject to your continuous Service with the Company or its Affiliate and other limitations set forth in this Agreement and the Plan, twenty-five percent (25%) of the Shares will vest on each of the first four (4) annual anniversaries of the Grant Date. Notwithstanding anything in this Agreement or the Plan to the contrary, if you are party to an employment or similar agreement or are a participant in a severance, change in control or similar plan maintained by the Company or an Affiliate, and the terms of such agreement or plan provide for more favorable vesting terms, the terms of such agreement or plan shall control.

By your signature below, you agree to all of the terms and conditions described herein, in the attached Agreement and in the Plan.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)
Title:

Attachment

This is not a stock certificate or a negotiable instrument.

JERNIGAN CAPITAL, INC.

SECOND AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Restricted Stock

This Agreement evidences an award of Shares in the number set forth on the cover sheet and subject to the vesting and other conditions set forth herein, in the Plan and on the cover sheet (the “Restricted Stock”).

Transfer of Unvested Restricted Stock

Except as authorized by the Committee in writing, unvested Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process. If you attempt to do any of these things without the Committee’s written authorization, the Restricted Stock will immediately become forfeited.

Issuance and Vesting	The Company will issue your Restricted Stock in the name set forth on the cover sheet.

Your rights under this Restricted Stock grant and this Agreement shall vest in accordance with the vesting schedule set forth on the cover sheet, subject to your continuous Service through each applicable vesting date set forth on the cover sheet.

Accelerated Vesting

Notwithstanding the vesting schedule set forth above, upon (i) a termination of your Service with the Company or its Affiliate due to death, Disability or Retirement (as defined below), (ii) a termination of your Service by the Company or its Affiliate without Cause, (iii) a termination of your Service by you for Good Reason or (iv) the consummation of a Change in Control, in each case, the Restricted Stock will become 100% vested.  For purposes of this Agreement, “Retirement” means your termination of Service upon or after attainment of age sixty-five (65), and, unless defined otherwise in an employment, severance change in control or similar agreement or plan to which you are a party or in which you are a participant (in which case such definition will control), the terms “Disability, “Cause” and “Good Reason” shall have the meaning given to such terms in the Plan.

Evidence of Issuance

The issuance of the Shares under the grant of Restricted Stock evidenced by this Agreement shall be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, direct registration or issuance of one or more share certificates, with any unvested Restricted Stock bearing the appropriate restrictions imposed by this Agreement. As your interest in the Restricted Stock vests, the recordation of the number of Restricted Stock attributable to you will be appropriately modified if necessary.

Forfeiture of Unvested Restricted Stock

Unless the termination of your Service with the Company or its Affiliate triggers accelerated vesting of your Restricted Stock or other treatment pursuant to the terms of this Agreement, the Plan, or a severance or any other written agreement or plan between the Company or any Affiliate and you, you will automatically forfeit to the Company all of the unvested Restricted Stock in the event you are no longer providing Service to the Company or its Affiliate for any reason.

Leaves of Absence

For purposes of this Agreement, your Service with the Company or its Affiliate does not terminate when you go on a bona fide leave of absence that was approved by your employer in writing if the terms of the leave of absence provide for continued Service crediting, or when continued Service crediting is required by applicable law.  Your Service with the Company or its Affiliate will terminate in any event when the approved leave of absence ends unless you immediately return to active employee work.

Your employer may determine, in its discretion, which leaves of absence count for this purpose, and when your Service with the Company or its Affiliate will terminate for all purposes under the Plan in accordance with the provisions of the Plan.  Notwithstanding the foregoing, the Company may determine in its discretion, that a leave of absence counts for this purpose even if your employer does not agree.

Withholding Taxes

You agree as a condition of this grant that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting or receipt of the Restricted Stock. In the event that the Company or any Affiliate determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting or receipt of Shares arising from this grant, the Company or any Affiliate shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate (including withholding the delivery of vested Shares otherwise deliverable under this Agreement). You may elect to satisfy all or part of such withholding requirement by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal, state and local tax purposes, as applicable, including payroll taxes) that could be imposed on the transaction, and, to the extent the Committee so permits, amounts in excess of the minimum statutory withholding (up to the maximum statutory withholding rate) to the extent it would not result in additional accounting expense.

Retention Rights

This Agreement and the grant evidenced hereby do not give you the right to be retained by the Company or any Affiliate in any capacity. Unless otherwise specified in a written agreement between the Company or any Affiliate and you, the Company or any Affiliate reserves the right to terminate your Service with the Company or any Affiliate at any time and for any reason.

Stockholder Rights

You will be entitled to receive all dividends payable with respect to the Shares of Restricted Stock if and to the extent dividends are paid on outstanding Shares, provided the applicable record date for the dividend occurs on or after the Grant Date.  Any such dividends shall be paid at the same time other stockholders of the Company receive the dividend.

Clawback	If the Company adopts a “clawback” or recoupment policy, this Award will be subject to repayment to the Company to the extent so provided under the terms of such policy.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant; except that any written employment, consulting, confidentiality, non-competition, non-solicitation and/or severance agreement or plan between you and the Company or any Affiliate shall supersede this Agreement with respect to its subject matter. Any other prior agreements, commitments or negotiations concerning this grant are superseded.

Corporate Activity	Your grant shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Data Privacy

In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data.

By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.